Exhibit 99.1

For Immediate Release

Contact:

Sandra Knell, CFO

408-782-6686 / sknell@coastdist.com

or

Ryan McGrath

Lambert, Edwards & Associates, Inc.

616-233-0500 / rmcgrath@lambert-edwards.com

Coast Distribution System Ranked #62 on Fortune’s List of

‘Fastest-Growing Small Public Companies’

Stock Posts Three-Year Annualized Return of 61.4 Percent

MORGAN HILL, Calif., July 12 /PRNewswire-FirstCall/ — The Coast Distribution System, Inc. (Amex: CRV - News) was ranked 62nd on this year’s FSB 100, Fortune Small Business magazine’s list of the top 100 fastest-growing small public companies in the U.S.

Coast, one of North America’s largest suppliers of aftermarket replacement parts, accessories and supplies for the recreational vehicle (RV) and marine industries, ranked 40th on the FSB 100 for stock performance with a three-year annualized return of 61.4 percent and 36th for growth in earnings per share with a three-year annualized increase of 62.1 percent. This is the second consecutive year Coast was ranked on the FSB 100. Last year Coast was ranked 18th.

“The FSB 100 is good recognition of the progress we have made during the last three years,” stated Thomas R. McGuire, Chairman and CEO of Coast. “Our stock performance has been a reflection of our improving operational performance, and we anticipate this will continue as we work to grow our business through the introduction of new products and additional market share.”

This year’s FSB 100 was featured in the July/August 2006 issue of Fortune Small Business. To compile the list, Fortune identified companies with annual revenue of less than $200 million and a stock price of more than $1.00, ranking them based on the past three years’ earnings growth, revenue growth and stock performance.

The complete FSB 100 is located at: http://money.cnn.com/magazines/fsb/fsb100/2006/index.html

About The Coast Distribution System

The Coast Distribution System, Inc. (http://www.coastdistribution.com ) is a leading supplier of parts, accessories and supplies for recreational vehicles (RVs) and pleasure boats in the U.S. and Canada. Coast supplies its products to its 14,000 customers through 17 distribution centers throughout the U.S. and Canada. Coast is publicly traded on the American Stock Exchange under the ticker symbol CRV.

Forward-Looking Information

Statements in this news release regarding our expectations and beliefs about our future financial performance and trends in our markets are “forward- looking statements” as defined in the Private Securities Litigations Reform Act of 1995. Forward-looking statements often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release regarding our future financial performance are based on current information and, because our business is subject to a number of risks and uncertainties, actual operating results in the future may differ significantly from the future financial performance expected at the current time. Those risks and uncertainties may include, among others: Loss of confidence among consumers regarding economic conditions, which could adversely affect their willingness to purchase and use their RVs and boats and which, in turn, would affect their purchases of the products we sell; increases in interest rates which affect the availability and affordability of financing for RVs and boats; increases in the costs and shortages in the supply of gasoline which increase the costs of using, and the willingness and ability of consumers to use, RVs and boats; and unusually severe or extended winter weather conditions, which can reduce the usage of RVs and boats for periods extending beyond the ordinary winter months or to regions that ordinarily encounter milder winter weather conditions; possible increases in price competition within our markets that could reduce our margins and, therefore, our earnings; our practice of obtaining a number of our products from single manufacturing sources, which could lead to shortages in the supply of products to us in the event any single source supplier were to encounter production or other problems; and possible changes in supply relationships in our markets, which could lead to increased competition or to reductions in the number of products we are able to offer our customers. Certain of these risks and uncertainties, in addition to other risks, are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended by Amendment No. 1 on Form 10-K/A, and readers of this news release are urged to review the discussion of those risks and uncertainties that are contained in that Report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. We also disclaim any obligations to update forward-looking statements contained in this news release or in the above referenced 2005 Annual Report, whether as a result of new information, future events or otherwise.

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